Exhibit 32.02
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350
The undersigned, Stewart Grierson, Chief Financial Officer of ArcSight, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:
     (i) the Quarterly Report on Form 10-Q for the period ended October 31, 2008 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.
     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 11, 2008	By:	/s/ Stewart Grierson
Stewart Grierson
Chief Financial Officer (Principal Financial Officer)